SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Loan Sale Transaction

On November 9, 2007, Coast Bank of Florida (“Coast Bank”), a Florida state-chartered bank and wholly-owned subsidiary of Coast Financial Holdings, Inc., a Florida corporation (the “Company”), closed on the sale of approximately $7.9 million in principal amount of its loan portfolio to Frontier Capital Group, Ltd., for an aggregate purchase price of $3.5 million (“Loan Sale Transaction”).

The determination to sell these loans and enter into the Loan Sale Transaction was made by Coast Bank following a bidding procedure conducted by an independent broker. The broker had been engaged for the purpose of exploring the values that might be received for a sale of this loan portfolio. In view of the bids received, Coast Bank concluded that it would be in its best interests to accept the highest bid and sell the loan portfolio.

All of the loans sold by Coast Bank were residential loans that have been delinquent in payments over 90 days and considered to be nonperforming loans. The loans were for properties located primarily in the Cape Coral market in southwest Florida.

Impact on Merger Transaction and Status of Price Adjustments

As disclosed in the Company’s prior filings with the Securities and Exchange Commission, including its Form 10-Q for the fiscal quarter ended September 30, 2007, under the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among First Banks, Inc., a Missouri corporation (“First Banks”), and to be joined in by a company to be formed as a wholly-owned subsidiary of First Banks, the Company, and Coast Bank, at the effective time of the merger, each outstanding common share of the Company (“Coast Stock”) will be converted into and will represent the right to receive an amount equal to (a) $22,130,793.80 (“Aggregate Merger Payment”), as adjusted, divided by (b) the number of shares of Coast Stock outstanding on the Determination Date (the date that it is determined that all conditions for closing have been satisfied), or approximately $3.40 in cash, without interest thereon (the “Per Share Merger Price”). The Merger Agreement provides that the Aggregate Merger Payment and, correspondingly, the Per Share Merger Price, will be reduced if, on the Determination Date each of the following conditions exist:

•

the Company’s allowance for loan losses plus its tangible equity is less than 75% of the Company’s nonperforming loans and leases plus other real estate owned (such difference is referred to herein as the “Deficiency”), and;

•	the Deficiency is greater than $1 million.

If each of the above conditions exists on the Determination Date, then the Aggregate Merger Payment will be reduced to the nearest $500,000 increment, rounded upward or downward, to the full amount of the Deficiency and the Per Share Merger Price will be reduced accordingly (this rounded amount being referred to as the “Adjustment Amount”). If the Deficiency exceeds $10 million, then both the Company and First Banks will have the right to terminate the Merger Agreement. Based on the above formula and depending on the amount of the Deficiency, the Per Share Merger Price could be reduced from the initially offered price of $3.40 to as low as $1.86 prior to triggering such termination rights.

Prior to taking into account the Loan Sale Transaction, as of October 31, 2007, based on preliminary figures which have not been audited or finalized, the Deficiency was estimated to be approximately $4,994,000, which, based on an Adjustment Amount of $5.0 million, would have resulted in a Per Share Merger Price of approximately $2.63. Set forth below is chart which provides the calculation of the Deficiency as if the determination date for determining the Adjustment Amount was on October 31, 2007, September 30, 2007, June 30, 2007, and December 31, 2006 ($ in thousands):

	October 31, 2007	September 30, 2007	June 30, 2007	December 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)
Allowance for loan and lease losses	$38,169	$34,798	$26,666	$25,710
Tangible equity	16,903	22,251	36,056	57,176

Total ALLL and tangible equity	$55,072	$57,049	$62,722	$82,886
Non-performing loans and leases	$78,460	$76,018	$63,671	$6,043
Other real estate owned	1,628	1,762	1,159	167

Total non-performing loans and leases and OREO	$80,088	$77,780	$64,830	$6,210
Allowance for loan and lease losses plus tangible equity as a percent of non-performing loans and leases and other real estate owned	68.76%	73.35%	96.75%	1334.72%

ALLL and tangible equity	$55,072	$57,049	$62,722	$82,886
less: 75% of non-performing loans and leases and OREO	60,066	58,335	48,623	4,658

Surplus / (Deficiency)	$(4,994)	$(1,286)	$14,099	$78,228

The information provided in the above table for October 31, 2007, is only preliminary and may be adjusted by management. The Company does not undertake any obligation to update this information and investors should understand that there is a risk that such information may be substantially revised during the completion of the normal monthly accounting closing process of the Company and the Bank.

The Loan Sale Transaction reduces the Deficiency by approximately $1.4 million due to the reduction of $7.9 million of nonperforming loans, while reducing the allowance for loan losses by approximately $4.5 million. Accordingly, by reducing the amount of the Deficiency, the Loan Sale Transaction has had a positive impact on the price to be paid by First Banks under the terms of the Merger Agreement.

Notwithstanding the positive impact that the Loan Sale Transaction has had on the Deficiency, in view of our current and anticipated performance, including the anticipated increase in delinquencies in our residential construction portfolio, it is likely that the Deficiency will continue to increase in size and Per Share Merger Price will be reduced. There can be no assurance that the Deficiency will not increase substantially prior to the Determination Date (the date the final Per Share Merger Price will be determined). Furthermore, there can be no assurance that the Deficiency will not exceed $10 million as of the Determination Date and that the Merger Agreement will not be terminated as a result thereof.

In addition to our trend of increasing delinquencies in our residential construction portfolio, as of the date of this Current Report on Form 8-K, we have one large lending relationship that is currently delinquent, and if it deteriorates further, could have a significant impact on our level of non-performing loans and, consequently, on the resulting Per Share Merger Price. This relationship consists of five loans secured by residential and commercial properties, with total outstanding balances of $9.5 million at September 30, 2007. If these loans should become 90 days delinquent, they will be considered non-performing loans. Accordingly, if payment is not received prior to the dates set forth below, these loans would become 90 days delinquent as follows: (a) on November 30, 2007, three loans totaling $3.9 million may become 90 days delinquent, (b) on December 16, 2007, a loan totaling $1.9 million may become 90 days delinquent, and (c) on December 25, 2007, a loan totaling $3.7 million may become 90 days delinquent. Management is currently working with this borrower and has not determined these loans to be impaired. Based on the currently anticipated date for the closing of the merger transaction, any further deterioration of this lending relationship should have no adverse impact on the Per Share Merger Price. However, there can be no assurance that the merger transaction will close on the anticipated closing date, if at all.

The Company has commenced the solicitation of the necessary shareholder approvals of the Merger Agreement to be voted upon at a special meeting to be held November 26, 2007, unless properly postponed or adjourned to a later time. If approved, the merger is expected to close in the fourth quarter of 2007.

The information contained herein is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this report (including the exhibit hereto) is not to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, whether filed prior to or after the furnishing of this Form 8-K, regardless of any general or specific incorporation language in such filing.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: November 13, 2007	By:	/s/ Justin D. Locke
Justin D. Locke
Chief Financial Officer